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                              EMPLOYMENT AGREEMENT


          This Agreement is made as of this 23rd day of July, 1996 by and between CMC KALAMAZOO INC., a Delaware corporation with a mailing address at 2016 No. Pitcher St., Kalamazoo, Michigan 49007 (the "Company"), and Larry D. Temple ("Employee"), residing at 395 Midlakes Boulevard, Plainwell, MI 49080. In consideration of the mutual covenants contained in this Agreement, the Company and the Employee hereby agree as follows:


                                   ARTICLE 1

                               TERM OF EMPLOYMENT

          1.1. TERM. The Company hereby employs the Employee and the Employee accepts employment with the Company, on the terms and conditions of this Agreement, for a period of three years commencing as of August 1, 1996, and ending on July 31, 1999, unless otherwise terminated as provided herein. The period during which Employee is employed hereunder is hereinafter referred to as the "Term."


                                   ARTICLE 2

                               DUTIES OF EMPLOYEE

          2.1. DUTIES. During the Term, the Employee shall serve as Vice President and Chief Operating Officer of the Company, shall perform such services in a responsible executive or managerial capacity for such of the Company's subsidiaries as may be requested by the President of the Company and will devote his full time to the faithful and diligent performance of the duties inherent in, and implied by, this executive position, subject to the direction of the Board of Directors (the "Board"). Employee shall be available to travel as the needs of the business require.


                                   ARTICLE 3

                            COMPENSATION OF EMPLOYEE

          3.1. BASE SALARY. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from the Company a salary of $150,000 per year, as may be increased from time to time at the sole discretion of the Board (the "Base Salary") payable in equal installments in accordance with the Company's regular policy.

          3.2. ADDITIONAL COMPENSATION. Employee shall be paid annually such bonus for his services as may be determined, from time to time, in the sole discretion of the Board.

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                                   ARTICLE 4

                               EMPLOYEE BENEFITS

          4.1. EMPLOYEE BENEFITS. Employee shall be entitled to benefits in accordance with the Company's policy for executive officers and other benefits provided to all salaried employees of the Company, with a vacation period at the maximum allowable by the Company's policy. Employee acknowledges that the foregoing does not require the Company to continue any benefit or policy currently in effect or adopted hereafter.


                                   ARTICLE 5

                       CONFIDENTIALITY AND NONCOMPETITION

          5.1. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

               5.1.1. Employee shall not disclose to anyone, or use or otherwise exploit during the Term and for a period of eighteen months thereafter (or such longer period, if any, as Employee shall be receiving any Termination Payment or Change in Control Payment (as each is hereinafter defined)), for the benefit of anyone other than the Company, any confidential business information, which shall be defined as data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship to the Company and which has value to the Company and is not generally known to its competitors (the "Confidential Information"). The Confidential Information shall include the following (to the extent not generally known to competitors), (i) any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Company, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements of the Company, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof.

               5.1.2. The foregoing notwithstanding, the term
"Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public other than as a result of a disclosure by Employee, and (ii) business methods applicable to businesses generally. Employee shall not have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law. Employee shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective or restrictive order.

               5.1.3. At the request of the Company, Employee agrees to deliver to the Company, at any time during the Term or upon or after the termination thereof, all Confidential Information which he may possess or control. Employee agrees that all Confidential Information of the Company discovered or made by him during the term of employment hereunder belongs to the Company, and Employee hereby assigns and transfers to the Company all such Confidential Information.

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 10.2-3

          5.2 NONCOMPETITION. Employee acknowledges that, as a result of his executive position with the Company and his involvement daily in all of the financial aspects of its business, it would be impossible for him to work for a competitor of the Company without making use of Confidential Information in a manner which would be damaging to the Company. Therefore, for a period of twelve months after the termination of his employment with the Company (or such longer period, if any, as Employee shall be receiving any Termination Payment or Change in Control Payment), and so long as the Company is not in default of any Termination Payments or Change in Control Payments during such period, Employee shall not, directly or indirectly, be employed by, or act as consultant or lender to, or be a director, officer, employer, owner, or partner of, any business or organization which develops, designs, engineers or manufactures sheet metal automotive components and subassemblies, including tailgates, fenders, doors, roofs and hoods (collectively, the "Products"). Employee shall not be restricted from serving in any capacity of any company that does not manufacture, distribute or sell Products. The provisions of this Section 5.2 will not be deemed breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

          5.3 NONSOLICITATION OF EMPLOYEES. For a period of eighteen months after the termination of his employment with the Company (or such longer period, if any, as Employee in receiving any Termination Payment or Change in Control Payment), Employee shall not, directly or indirectly, on Employee's own behalf or on behalf of any other person, entity or enterprise, employ, attempt to employ or assist anyone else in employing in as a manager, executive, engineer, designer or salesperson in any competing business, any of the Company's managerial, executive, engineering, design or sales personnel.

          5.4 NONSOLICITATION OF CUSTOMERS. For a period of eighteen months after the termination of this Agreement (or such longer period, if any, as Employee in receiving any Termination Payment or Change in Control Payment), Employee shall not, directly or indirectly, on Employee's own behalf or on behalf of any other person, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of Employer with a view to the sale or provision of any product or service competitive or potentially competitive with the Products or any other products or services manufactured, sold or provided by the Company during the period of two years immediately preceding the cessation of Employee's employment with the Company, provided that the restrictions set forth in this Section shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had any contact during such two-year period prior to the termination of this Agreement. The actions prohibited by this Section 5.4 shall not be engaged in by Employee directly or indirectly, whether as an executive, financial officer, manager, salesman, agent, consultant, sales or service representative, or otherwise. Nothing in this provision shall prohibit employment of Employee by a customer or supplier of the Company.

          5.5 RETURN OF PAYMENTS. In the event that Employee breaches any provision of this Article 5, Employee agrees to return, within five business days of the date on which such provision was breached, all Payments made by the Company and further agrees to forfeit any future Payments he may have been entitled to receive. The foregoing shall be in addition to, and not in

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 10.2-4

substitution for, any other remedies available to the Company at law or in equity. The term "Payments" as used herein shall mean any Termination Payment or any Change in Control Payment.


                                   ARTICLE 6

                           TERMINATION OF EMPLOYMENT

          6.1. WITH OR WITHOUT CAUSE. The Company may, at the Company's sole option, terminate this Agreement with or without Cause by giving written notice of the termination to Employee. "Cause" for purposes hereof means (i) fraud, misappropriation or embezzlement involving property of the Company and its affiliated companies or other intentional wrongful acts or any intentional wrongful failures to act that may materially impair the goodwill or business of the Company and its affiliated companies or that may cause material damage to their property, goodwill or business, (ii) commission by Employee of a felony, (iii) gross negligence, or (iv) refusal or inability to perform or neglect of duty or duties.

          6.2. COMPENSATION ON TERMINATION. In the event of the termination of this Agreement by the Company for Cause, or, in the event of the death or disability of Employee, Employee or his Estate shall receive solely his Base Salary and benefits through the date of termination. In the event of the termination of this Agreement by the Company without Cause prior to the completion of the Term, or if upon expiration of this Agreement, the Company does not offer to renew this Agreement on terms that are at least equal to those then in effect, then Employee shall be entitled to the compensation (Article 3) and benefits (Article 4) earned by him prior to the date of termination as provided for in this Agreement, plus the greater of
(a) his Base Salary for the balance of the Term or (b) an amount equal to one year of Base Salary (the "Termination Payment"). The Termination Payment shall be made in equal installments in the same amount and at the same periodic intervals as if Employee had remained employed by the Company. In addition to the Termination Payment or the Change in Control Payment, Employee's medical, life and disability insurance payments shall continue to be made by the Company for a period of twelve months from the date of termination; PROVIDED, HOWEVER, that if Employee commences employment with another employer prior to the end of such twelve-month period, then the Company shall not pay for such benefits from and after the date that such benefits are paid for by Employee's new employer.

          6.3. CHANGE IN CONTROL. In the event of a change in control (as defined below), Employee shall have the option at any time after the date that the change in control occurs to terminate his employment. Under such a change in control termination, the Employee will receive from the Company compensation in an amount equal to 2.99 times the Base Salary, less any Base Salary paid to him from the date of the change in control to the date of termination (the "CHANGE IN CONTROL PAYMENT"). Employee shall have the option to receive the Change in Control Payment in (i) equal installments in the same amount and at the same periodic intervals as if Employee had remained employed by the Company or (ii) in a single lump sum payment. If Employee elects to receive the Change in Control Payment in installments, Employee may at any time within one year after termination elect to receive the balance of the Change in Control Payment in a lump sum. A change in control shall mean (i) the occurrence of any event resulting in Great Dane Holdings Inc. ("GDHI") owning less than 51% of the outstanding shares of common stock of the Company, or (ii) a change in control of GDHI whereby the

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 10.2-5

current five owners of GDHI (or their estates, heirs or family members) individually or collectively beneficially own less than 50% of the outstanding shares of GDHI.


                                   ARTICLE 7

                               GENERAL PROVISIONS

          7.1. REMEDIES. Employee acknowledges that the covenants to be provided under Article 5 are unique and that their loss would cause irreparable injury to the Company. Employee covenants and agrees with the Company that money damages for any breach thereof will be an inadequate remedy and that, therefore, the Company shall be entitled to specific performance, injunctive and/or any other mode of equitable relief to enforce its rights thereunder and, in any such case, no bond or other security shall be required in connection therewith. If any restriction contained in Article 5 shall be deemed invalid, illegal, or unenforceable by reason of extent, duration, or geographical scope or other provisions thereof, then the court making such determination shall have the right to reduce such extent, duration, or geographical scope thereof, or otherwise, and in its reduced form such restriction shall then be unenforceable in the manner contemplated hereby.

          7.2. NOTICES. Any notices to be given under this Agreement by either party to the other may be effected in writing either by personal delivery or by certified mail. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (in the case of the Company c/o President, with a copy to Great Dane Holdings Inc., 2016 North Pitcher Street, Kalamazoo, Michigan 49007,
Attn: President), but each party may change the address by written notice in accordance with this paragraph. Notices delivered personally shall be communicated as of actual receipt; mailed notices shall be deemed communicated as of two days after mailing.

          7.3. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties with respect to the employment of Employee by the Company, and this Agreement contains all of the covenants and agreements between the parties with respect to the employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          7.4. SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

          7.5. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist

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 10.2-6

upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          7.6. BINDING EFFECT. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          7.7. NO THIRD PARTY BENEFICIARIES.

          This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.6).

          7.8. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          7.9. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          7.10. HEADINGS. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


                              CMC KALAMAZOO INC.


                              By:  /s/  David R. Markin
                                 ------------------------------------------
                                 Name:  David R. Markin
                                 Title: President and Chief Executive
                                        Officer



                                      /s/ Larry D. Temple
                              ---------------------------------------------
                                   Larry D. Temple
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